SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Vista Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

[LOGO OF VISTA BANCORP]

                                        March __, 2001

Dear Vista Stockholder:

      You are cordially invited to join us at the 2001 Annual Meeting of Stockholders in Phillipsburg, New Jersey on April 26, 2001.

      Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to take the time and read this letter and Vista's proxy statement and vote for Vista's Class C directors on the enclosed BLUE proxy card.

      At this year's Annual Meeting, there will be an election contest for our three Class C directors.

      The election contest has been mounted by a group of persons calling themselves the "Committee to Preserve Shareholder Value". This group is led by Lawrence B. Seidman -- who himself does not qualify to be a Vista director under Vista's Bylaws -- which I will discuss below. This Seidman-led group has prepared their own proxy materials for mailing to you. It is our opinion that this group wants to force Vista to sell its franchise at a time when market conditions may not be ideal. It is also our opinion that this group has apparently no regard to maintaining Vista as a community asset - a friendly, service and performance driven banking alternative to the very large, impersonal regional and national banking organizations.

      Vista's proxy is the color of BLUE. Please use the BLUE proxy when voting for our three nominees.

      We urge you not to vote for this group's three nominees for director for the following reasons:

      o The Office of Thrift Supervision ("OTS"), which is a federal banking regulatory agency, issued a cease and desist order against Mr. Seidman which is discussed in detail by the Third Circuit Court of Appeals in its opinion at Seidman v. Office of Thrift Supervision, 37 F.3d 911 (3d Cir. 1994). This federal appeals court concluded that Mr. Seidman attempted to obstruct an OTS investigation and counseled a witness to withhold potentially material facts.

      o Vista adopted, on February 15, 2001, a Bylaw that disqualifies any person who has been issued a cease and desist order by a federal bank supervisory agency. In 1995, the OTS issued Mr. Seidman a cease and desist order as well as a fine of $20,812. See our new Section 204 of the Bylaws which appears at Exhibit B in the proxy statement and the section in our proxy statement that states the reason for this Bylaw amendment. See "Changes in the Bylaws".

      o Mr. Seidman filed a request with the New Jersey Chancery Court for a temporary restraining order to prevent the enforcement of this Bylaw. On March 12, 2001, this New Jersey court, in a letter opinion and on March 13, 2001, in an order, denied that request. On appeal, the Appellate Court adopted the Chancery Court reasons in its letter opinion and ruled again in favor of Vista to deny Mr. Seidman's request for a temporary restraining order to enjoin the enforcement of this Bylaw on March 16, 2001. The New Jersey Chancery Court noted in its letter opinion:

                  On the record before the court, I conclude that plaintiff has not established the likelihood of success on the merits of his complaint which is a prerequisite to issuance of a temporary injunction. Crowe v. DeGioia, 90 N.J. 126, 132-134 (1982). I also conclude that, for purposes of the Crowe analysis, the harm to a banking company in having a director who has previously violated the nation's banking laws outweighs the harm to Mr. Seidman in being unable to personally hold a seat on the Board of Directors. Moreover, since the case does not implicate control of the corporation (Seidman's slate of three candidates would not constitute a majority of the board even if they were elected) and since Seidman has been able to field, albeit indirectly, a slate of candidates who share his views, there seems relative little potential harm to the other shareholders of the corporation in being unable to vote for Seidman himself.

      o This committee wants to replace our three nominees who collectively own more than 6% of the outstanding common stock with three persons who collectively own less than 1% of the outstanding common stock. In addition, our nominees are well-known in their communities and have cumulatively over 32 years of experience as Vista directors.

      o During the period from 1995 to 2000 when our nominees have been active contributing members of the Board of Directors, Vista has accomplished the following:

            - Net income increased from $4.1 million to $7.0 million, a compound annual growth rate of 11.3%;

            - Assets increased from $457 million to $695 million, a compound annual growth rate of 8.7%;

            - Market capitalization increased from $52 million to $88 million;

            - Our share price increased from $10.71 to $17.25, adjusted for stock dividends, a compound annual growth rate of 10%;

            - Our total return to stockholders, including share price and reinvested cash dividends, as shown in our 5-Year Total Return Performance Graph in our proxy statement, averaged 12.9% per year;

            - We have also repurchased $3.2 million of our common stock through authorized buy-back programs; and

            - We increased our cash dividend per share from $0.29 to $0.58, a compound annual growth rate of 15.0%. We paid stock dividends of 10% in 1998 and 5% in 1999 and 2000.

      Our nominees for director have an ongoing commitment to not only preserve shareholder value but to continue to enhance shareholder value and to safeguard Vista's integrity and standing as a valued and respected member of the community.

      We need the continued service of our nominees who contributed, as Board members, to Vista's performance noted above. Therefore, please complete the enclosed BLUE proxy card and mail it in the postage-paid envelope provided. I would like to take this opportunity to remind you that your vote is important. Thank you for your continuing support of Vista.

                                        Sincerely,


                                        Barbara Harding
                                        President and Chief Executive Officer

[LOGO] VISTA BANCORP

Notice of 2001
Annual Meeting
of Stockholders
and Preliminary Proxy Statement

         -------------------------------------------------------------

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                          YOUR BLUE PROXY CARD PROMPTLY
         -------------------------------------------------------------

                                          Thursday, April 26, 2001
                                          9:30 A.M.
                                          Farley Education Center
                                          Warren Hospital
                                          185 Roseberry Street
                                          Phillipsburg, New Jersey

[LOGO] VISTA BANCORP

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:       April 26, 2001
TIME:       9:30 A.M.
PLACE:      Farley Education Center
            Warren Hospital
            185 Roseberry Street
            Phillipsburg, NJ 08865

MATTERS TO BE VOTED UPON:

1.    Election of three Class C directors to hold office for a three-year term;

2. Ratification of the appointment of McGladrey & Pullen, LLP as our independent auditors for the year 2001; and

3.    Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE ELECTION OF THREE NOMINEES FOR CLASS C DIRECTORS AND THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

Stockholders who are holders of record of the Common Stock at the close of business on March 12, 2001, will be entitled to vote at the meeting.

--------------------------------------------------------------------------------
IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders. If you wish to attend, please indicate your wish by checking the box that appears on the Blue proxy card. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
--------------------------------------------------------------------------------

It will be helpful to us if you will read the Proxy Statement and the voting instructions on the Blue proxy card, and then vote by filling out, signing and dating the Blue proxy card and returning it by mail.


JILL A. PURSELL                                 Phillipsburg, New Jersey
Vice President and Secretary                    March __, 2001

     Caution: Do not return any white proxy card sent to you by the Seidman group. Doing so could inadvertently revoke your Vista Blue proxy card.

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

QUESTIONS AND ANSWERS........................................................1

BOARD OF DIRECTORS...........................................................3
  ELECTION OF DIRECTORS......................................................3
  COMMITTEES OF THE BOARD OF DIRECTORS.......................................5
  BOARD OF DIRECTORS' COMPENSATION...........................................6

STOCK OWNERSHIP..............................................................6
  STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS............................6
  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.......7
  VOTING STOCK OWNED BY "BENEFICIAL OWNER"...................................7

EXECUTIVE COMPENSATION.......................................................7
  SUMMARY COMPENSATION TABLE.................................................7
  SEVERANCE AGREEMENTS.......................................................8
  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................9
  AGGREGATED OPTION EXERCISES IN 2000 AND...................................10
  ESTIMATED RETIREMENT BENEFITS.............................................10
  FIVE-YEAR TOTAL RETURN PERFORMANCE GRAPH..................................11

AUDIT COMMITTEE REPORT......................................................11

INDEPENDENT AUDITORS........................................................12
  PROPOSAL TO APPROVE THE APPOINTMENT OF MCGLADREY & PULLEN, LLP............12
    Required Vote...........................................................13
    Audit Fees..............................................................13
    Financial Information Systems Design and Implementation Fees............13
    All Other Fees..........................................................13

OTHER INFORMATION...........................................................13
  TRANSACTIONS INVOLVING VISTA'S DIRECTORS AND EXECUTIVE OFFICERS...........13
  LEGAL PROCEEDINGS.........................................................14
  CHANGES IN THE BYLAWS.....................................................14
  OTHER PROPOSED ACTION.....................................................14
  STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2002 ANNUAL MEETING.............14
  ADDITIONAL INFORMATION AVAILABLE..........................................14

EXHIBIT A..................................................................A-1
EXHIBIT B..................................................................B-1

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q:    What am I voting on?

A:    Two proposals. Item numbers refer to item numbers on the BLUE proxy card.

      Item 1. Election of three Class C directors

      Item 2. Ratification of the appointment of McGladrey & Pullen, LLP, as independent auditors of Vista

--------------------------------------------------------------------------------

Q:    Who can vote?

A: All stockholders of record at the close of business on March 12, 2001, are entitled to vote. Holders of Vista's Common Stock are entitled to one vote per share on all proposals.

--------------------------------------------------------------------------------

Q:    Who can attend the meeting?

A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. You will be admitted only if you previously indicated your wish to attend on the BLUE proxy card or otherwise by writing to Jill A. Pursell, Vice President and Secretary. Vista Bancorp, Inc., 305 Roseberry Street, Phillipsburg, NJ 08865. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

--------------------------------------------------------------------------------

Q:    How do I vote?

A: Sign, date and return your BLUE proxy in the postage-paid envelope provided.

--------------------------------------------------------------------------------

Q:    What happens if I do not indicate my preference for one of the items?

A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for Director (Item 1). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If you leave Item 2 blank, the proxies will vote FOR ratification of the appointment of McGladrey & Pullen, LLP (Item 2).

--------------------------------------------------------------------------------

Q:    What if I vote and then change my mind?

A: You can revoke your proxy by writing to us, by voting again using another proxy card, or by attending the annual meeting and casting your vote in person. Any later dated proxy card will revoke an earlier dated proxy card. Your last vote will be the vote that is counted.

--------------------------------------------------------------------------------

Q:    What constitutes a quorum?

A: As of the record date, March 12, 2001, Vista had 5,097,389 shares of Common Stock outstanding. The holders of Common Stock have the right to cast a total of 5,097,389 votes. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences by mail, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

--------------------------------------------------------------------------------

Q:    Is my vote confidential?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Vista and its stockholders.

--------------------------------------------------------------------------------

Q:    Who will count the votes?

A: The votes will be tabulated by Vista's proxy soliciting firm, Mellon Investor Services. The tabulated votes will be verified at the meeting by Vista's independent inspector of election.

--------------------------------------------------------------------------------

Q:    What shares are included in the BLUE proxy card?

A: The shares listed on your BLUE proxy card represent all the shares of Common Stock held in your name (as distinguished from those held in "street" name), including those held in the dividend reinvestment plan. You will receive a separate BLUE proxy card or cards from your broker if you hold shares in "street" name.

--------------------------------------------------------------------------------

Q:    What does it mean if I get more than one proxy card?

A: It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names. You should vote each of the BLUE proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, Continental Stock Transfer & Trust Company, at 212-509-4000.

--------------------------------------------------------------------------------

Q:    Who will be soliciting proxies on behalf of Vista?

A: Vista has retained Mellon Investor Services to solicit proxies from our stockholders. Some of the officers and other employees of Vista also may solicit proxies personally, by telephone, by facsimile and by mail. These officers and employees will receive no additional compensation for these efforts. Vista will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy solicitation material to the beneficial owners of Common Stock. Employees of Mellon Investor Services will be principally responsible to solicit proxies on behalf of Vista. Approximately 12 employees of Mellon Investor Services will be used in its solicitation services. Vista has agreed to pay Mellon Investor Services a fee of $25,000 and reimburse them for their reasonable out-of-pocket expenses. Vista will bear the entire expense of preparing, assembling, printing and mailing its proxy solicitation materials. This expense is currently estimated to be $12,000.

--------------------------------------------------------------------------------

Q:    Who can I call with any questions?

A:    You may call or contact our proxy solicitor:
      Mellon Investor Services LLC,
      44 Wall Street, 7th Floor
      New York, NY 10005
      Toll-Free Telephone: 1-888-224-2734

                               BOARD OF DIRECTORS

THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD OF DIRECTORS' COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.

                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card

Vista has ten directors who are divided into three classes: three directors are in Class A; four directors are in Class B; and three directors are in Class C. Each director holds office for a three-year term. The terms of the classes are staggered, so that the term of office of one class expires each year.

At this meeting, the stockholders elect three Class C directors. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the four nominees for Class C director. All of the nominees are recommended by the Board of Directors:

                        Richard A. Cline
                        James T. Finegan, Jr.
                        David L. Hensley

All nominees have consented to serve, if elected, as directors, and to be named in this proxy statement. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if any director is unable to stand for re-election, the Board of Directors will designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

The following information includes the age of each nominee and current director as of the date of the meeting.

--------------------------------------------------------------------------------

Class A Directors Whose Term Expires in 2002

      BARBARA HARDING, 54

      Director of Vista since 1988; director of the Phillipsburg National from 1985 to August 2000; and director of Twin Rivers from 1990 to August 2000. Director of Vista Bank from August 2000 to present. Chief Executive Officer of Phillipsburg National from 1985 to 1997. Current President and Chief Executive Officer of Vista Bancorp and current Chairperson of the Board of Directors, President and Chief Executive Officer of Vista Bank.

      MARK A. REDA, 49

      Director of Vista Bancorp since 1988 and director of Phillipsburg National from 1987 to August 2000. Vice President of Lou Reda, Inc., a vendor of office furniture. Director of Vista Bank from August 2000 to present.

      J. MARSHALL WOLFF, 54

      Director of Vista Bancorp since 1998 and director of Twin Rivers from 1990 to August 2000. Director of Vista Bank from August 2000 to present. President of Kressler, Wolff & Miller, Inc., an independent insurance agency.

--------------------------------------------------------------------------------

Class B Directors Whose Term Expires in 2003

      HAROLD J. CURRY, 69

      Director of Vista Bancorp since 1988; director of Phillipsburg National from 1978 to August 2000; and director of Twin Rivers from 1990 to August 2000. Director of Vista Bank from August 2000 to present. Current Chairman of the Board of Directors of Vista Bancorp. Attorney-at-law.

      DALE F. FALCINELLI, 52

      Director of Vista Bancorp since 1993 and director of Twin Rivers from 1990 to August 2000. Director of Vista Bank from August 2000 to present. Principal in D.F. Falcinelli, Inc., a management consulting company.

      BARRY L. HAJDU, 52

      Director of Vista Bancorp since 1997 and director of Phillipsburg National and Twin Rivers from 1997 to August 2000. Director of Vista Bank from August 2000 to present. President of Hajdu Construction, Inc., building contractors.

      MARC S. WINKLER, 44

      Director of Vista Bancorp from 1990 and director of Twin Rivers from 1990 to August 2000. Director of Vista Bank from August 2000 to the present. Current Executive Vice President of Vista Bancorp; President and Chief Executive Officer of Twin Rivers since 1996; President of Twin Rivers from 1990 to 1996. Current Senior Executive Vice President of Vista Bank.

--------------------------------------------------------------------------------

Class C Directors and Nominees for Class C Director Whose Term Expires in 2001

      RICHARD A. CLINE, 67

      Director of Vista Bancorp since 1988; director of Phillipsburg National from 1979 to August 2000; and director of Twin Rivers from 1990 to August 2000. Director of Vista Bank from August 2000 to present. Current Vice-Chairman of the Board of Directors of Vista Bancorp. Retired.

      JAMES T. FINEGAN, JR., 41

      Director of Vista Bancorp since 1995 and director of Phillipsburg National from 1993 to August 2000. Director of Vista Bank from August 2000 to present. Ophthalmologist.

      DAVID L. HENSLEY, 54

      Director of Vista Bancorp since 1988; director of Phillipsburg National from 1985 to August 2000; and director of Twin Rivers from 1990 to August 2000. Director of Vista Bank from August 2000 to present. Current Executive Vice President of Vista Bancorp. President and Chief Executive Officer of Phillipsburg National from 1997 to August 2000. President of Phillipsburg National from 1990 to 1997. Chief Operations Officer at Phillipsburg National from 1985 to 1997. Current Senior Executive Vice President of Vista Bank.

--------------------------------------------------------------------------------

Required Vote

Nominees will be elected who receive a vote equal to a plurality of the shares of stock represented at the meeting. Your Board of Directors recommends a vote FOR the nominees for Class C director listed above. Abstentions and votes withheld for directors will have the same effect as votes against.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Corporate Governance, Audit and Compensation Committees are comprised entirely of outside independent directors. The following table indicates the membership of our various committees.

---------------------------------------------------------------------------------------
       Name           Governance  Executive  Audit  Planning  Retirement  Compensation
---------------------------------------------------------------------------------------
Richard A. Cline                    |X|               |X|(1)                  |X|
---------------------------------------------------------------------------------------
Harold J. Curry         |X|(1)      |X|(1)                       |X|          |X|(1)
---------------------------------------------------------------------------------------
Dale F. Falcinelli                            |X|                             |X|
---------------------------------------------------------------------------------------
James T. Finegan, Jr.   |X|                           |X|        |X|          |X|
---------------------------------------------------------------------------------------
Barry L. Hajdu                      |X|               |X|                     |X|
---------------------------------------------------------------------------------------
Barbara Harding
---------------------------------------------------------------------------------------
David L. Hensley
---------------------------------------------------------------------------------------
Mark A. Reda            |X|         |X|       |X|     |X|        |X|(1)       |X|
---------------------------------------------------------------------------------------
Marc S. Winkler
---------------------------------------------------------------------------------------
J. Marshall Wolff       |X|                   |X|(1)  |X|        |X|          |X|
---------------------------------------------------------------------------------------

(1) Chairman.

Number of Meetings

The Board of Directors met 10 times during 2000. All of Vista's directors attended 75% or more of all Board of Directors and Committee meetings during 2000.

Corporate Governance

The Corporate Governance Committee is responsible to recommend to the Board of Directors persons to be nominated for election or appointment as Vista directors and to monitor and recommend enhancements to Vista's corporate governance framework, particularly with respect to the structure, processes and proceedings of the Board of Directors. In the performance of the nomination function, this committee may consider nominees for director recommended by stockholders.

Executive Committee

The Executive Committee reviews the operations of the Board of Directors with respect to directors' fees and frequency of Board of Directors' meetings as well as Vista's strategic plan, capital structure and earnings performance.

Audit Committee

The Audit Committee is responsible for the review and evaluation of the system of internal controls and corporate compliance with applicable rules, regulations and laws. The Audit Committee meets with Vista's internal auditor, independent auditors and senior management to review the scope of the internal and external audit engagements, the adequacy of the internal and external auditors, corporate policies to ensure compliance and significant changes in accounting principles. See, "Audit Committee Report".

Planning Committee

The Planning Committee works with management to formulate strategic planning for Vista. The Board of Directors of the subsidiaries forward their strategic plans and expansion opportunities to the Planning Committee for its review, guidance and approval.

Retirement Committee

The Retirement Committee is responsible for evaluating Vista's retirement benefits including all retirement plans. This committee reviews and votes on all proposed changes to Vista's pension and post retirement plans.

Compensation Committee

The Compensation Committee reviews the annual compensation of key executive officers. This committee also reviews issues with respect to employee incentive plans and other benefit plans for executive officers. See, "Compensation Committee Report on Executive Compensation".

                        BOARD OF DIRECTORS' COMPENSATION

Directors' Fees

Directors' fees, paid only to directors who are not Vista employees, are as follows:

            Fee for each Board of Directors' meeting attended ......... $   500
            Fee for each committee meeting attended ................... $   200
            Annual retainer fee paid to each director ................. $ 5,000

Directors received in the aggregate in 2000 $70,400 in fees.

                                 STOCK OWNERSHIP

THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES THE PERSONS OR ENTITIES THAT OWN MORE THAN 5% OF OUR VOTING STOCK.

                 STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

This table indicates the number of shares of Common Stock owned by the executive officers and/or directors as of March 12, 2001. The aggregate number of shares owned by all directors and executive officers is 13.1%. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.

================================================================================
                              Amount and Nature of Shares Beneficially Owned as
                                              of March 12, 2001
                             ---------------------------------------------------
                                                          Aggregate Number of
                                                          Shares Beneficially
            Name                    Options (1)                Owned (2)
================================================================================
Richard A. Cline                         --                    264,709
--------------------------------------------------------------------------------
Harold J. Curry                          --                    111,111
--------------------------------------------------------------------------------
Dale F. Falcinelli                       --                      5,093
--------------------------------------------------------------------------------
James T. Finegan, Jr.                    --                     42,135
--------------------------------------------------------------------------------
Barry L. Hajdu                           --                     51,458
--------------------------------------------------------------------------------
Barbara Harding                       16,371                    49,220
--------------------------------------------------------------------------------
David L. Hensley                       9,095                    22,873
--------------------------------------------------------------------------------
William F. Keefe                       9,095                    33,560
--------------------------------------------------------------------------------
Mark A. Reda                             --                     74,439
--------------------------------------------------------------------------------
Marc S. Winkler                        9,095                    16,756
--------------------------------------------------------------------------------
J. Marshall Wolff                        --                     10,872
--------------------------------------------------------------------------------
Directors and Officers as a
Group (3)                             43,656                   666,462
================================================================================

(1)   Includes options exercisable within 60 days of March 12, 2001.
(2) Includes amounts listed in the options column plus shares held (a) directly, (b) jointly with a spouse, (c) individually by spouse, (d) by the transfer agent in the Vista dividend reinvestment account, and (e) in various trusts and custodial accounts.
(3) Includes 10 directors, 3 nominees for director, 4 officers - 11 persons in total.
(4) Includes 15,764 shares held in Vista's pension plan of which Mrs. Harding and Mr. Keefe are co-trustees who share investment and voting power with respect to these shares. Mrs. Harding and Mr. Keefe disclaim any beneficial ownership interest with respect to shares held in the pension plan.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Executive officers and directors and "beneficial owners" of more than ten percent of the Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market pursuant to
Section 16(a).

We have reviewed the reports and written representations from the executive officers and directors. Based on this review, Vista believes that all filing requirements were met during 2000

                    VOTING STOCK OWNED BY "BENEFICIAL OWNER"

The following are the persons or entities known by Vista to own beneficially more than five percent of the Common Stock as of March 12, 2001.

--------------------------------------------------------------------------------
 Name and Address                       Number of Shares        Percent of Class
--------------------------------------------------------------------------------
Richard A. Cline
813 South Main Street
Stewartsville, New Jersey 08886            264,709                    5.2%
--------------------------------------------------------------------------------
Vista Bank, National Association
305 Roseberry Street, P.O. Box 5360
Phillipsburg, New Jersey 08865             293,374(1)                 5.7%
--------------------------------------------------------------------------------
Valley National Bank
1455 Valley Road
Wayne, New Jersey 07470                    503,377(2)                 9.9%
--------------------------------------------------------------------------------

(1) Vista Bank's trust department holds or votes these shares in various fiduciary capacities and Vista Bank's officers vote some of these shares under the employee retirement plan.

(2) According to the Schedule 13D filed with Vista, Valley National Bancorp is the parent bank holding company for the Valley National Bank. Valley National Bancorp disclosed that it had no plans to increase its ownership interest above 9.99% of the Common Stock or to effect any merger, reorganization, tender offer, exchange offer or any other type of transaction involving Vista. Furthermore, Valley National Bank made certain commitments to the Federal Reserve Board, which were, among others, that without prior approval of the Federal Reserve Board, it would not: seek any representation on the Vista Board of Directors; exercise any controlling influence over Vista management or policies; and solicit or participate in soliciting proxies with respect to any matter presented to Vista stockholders

                             EXECUTIVE COMPENSATION

THIS SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR EXECUTIVE OFFICERS WHOSE SALARY AND BONUS EXCEEDED $100,000 FOR 2000. IT ALSO CONTAINS THE PERFORMANCE GRAPH COMPARING VISTA'S PERFORMANCE RELATIVE TO ITS PEER GROUP AND THE REPORT OF OUR EXECUTIVE COMMITTEE EXPLAINING THE COMPENSATION PHILOSOPHY FOR OUR MOST HIGHLY PAID OFFICERS.

                           SUMMARY COMPENSATION TABLE

======================================================================================================================
                                                                                        Long-Term
                                                                                       Compensation
                                                                                    ------------------
                                                     Annual Compensation             Awards   Payouts
------------------------------------------------------------------------------------------------------
                                                                     Other Annual               LTIP      All Other
                                                    Salary   Bonus   Compensation   Options   Payouts   Compensation
            Name and Position               Year     ($)     ($)(1)     ($)(2)       (#)(3)    ($)(4)        ($)
======================================================================================================================
Barbara Harding                             2000   215,228   71,687     19,584         --      6,679
President and Chief Executive Officer of    1999   208,962   50,746     19,501         --      14,405
Vista Bancorp and Chairman, Chief           1998   199,004    6,036     20,166       20,790    29,454        -0-
Executive Officer and President of Vista
Bank
----------------------------------------------------------------------------------------------------------------------
David L. Hensley                            2000   172,016   57,222     22,573         --      5,685
Executive Vice President of Vista Bancorp   1999   166,998   40,556     22,730         --      12,278
and Sr. Executive Vice President of Vista   1998   159,042    5,139     21,376       11,550    21,522        -0-
Bank
----------------------------------------------------------------------------------------------------------------------
Marc S. Winkler                             2000   162,240   54.039     17,716         --        --
Executive Vice President of Vista Bancorp   1999   157,534   38,255     15,913         --      2,529
and Sr. Executive Vice President of Vista   1998   150,020      -0-     13,915       11,550    11,397        -0-
Bank
----------------------------------------------------------------------------------------------------------------------
William F. Keefe                            2000   125,684   41,851     16,376         --      5,685
Executive Vice President and Chief          1999   121,992   29,623     14,896         --      12,278
Financial Officer of Vista Bancorp and      1998   116,168    5,139     13,948       11,550    21,522        -0-
Executive Vice President of Vista Bank
======================================================================================================================

(1) Includes the cash bonus award under the Employee Incentive Plan that was adopted in 1994.

(2) Includes directors' fees; life, medical and disability insurance premiums; 401(K) matching contributions; automobile use and social club dues.

(3) Includes option grants under the 1998 Stock Compensation Plan. Upon a "change in control" as defined in the Severance Agreements, options become immediately and fully exercisable.

(4) Represents the dollar value of Vista Common Stock awarded under the Employee Incentive Plan.

                              SEVERANCE AGREEMENTS

We entered into severance agreements with our key executive officers in 1999 in order to provide them with security, if one of them lost his or her position without cause or as a result of a change in control. The executive officers who entered into these agreements were:

      Barbara Harding   -  President and Chief Executive Officer of Vista
                           Bancorp and Chairman, President and Chief Executive
                           Officer of Vista Bank

      David L. Hensley  -  Executive Vice President of Vista Bancorp and Senior
                           Executive Vice President of Vista Bank

      Marc S. Winkler   -  Executive Vice President of Vista Bancorp and Senior
                           Executive Vice President of Vista Bank

      William F. Keefe  -  Executive Vice President of Vista Bancorp and
                           Executive Vice President of Vista Bank

There are two different payment plans - a basic severance payment and a change in control severance payment. A basic severance payment is available if we, a related company or a successor company terminates the executive for any reason without cause. The change in control severance payment is available if we, a related company or a successor company terminates the executive following a change in control for any reason without cause or the executive is constructively terminated.

Cause means:

      o the executive made intentionally or negligently, a false statement in any of our records;

      o the executive committed any crime or fraud against us or our property or the crime involved moral turpitude or would likely discredit our reputation; or

      o     the executive violated our operating policies.

Change in Control means:

      o any person acquires our stock by any means which represents 50% or more of the voting power of all outstanding shares of our stock;

      o any merger or consolidation which results in our stockholders holding less than 50% of the outstanding shares of the combined entity; or

      o the election of 50% or more of the directors that occurred at any three consecutive meetings of stockholders, at which the Board did not make recommendations as to these elections.

Constructively terminated means:

      o termination as a result of a reduction in the executive's base salary or the relocation of the executive's principal place of employment by more than 70 miles.

The following table sets forth the number of months of payment of an executive's base salary at the time of a termination:

                                       Basic            Change in
           Name                      Severance      Control Severance
           ----                      ---------      -----------------
           Barbara Harding              24                 36
           David L. Hensley             12                 24
           Marc S. Winkler              12                 24
           William F. Keefe             12                 24

In addition to the basic severance payment or change in control severance payment, an executive who is terminated is also entitled to all salary through the termination date; all accrued vacation pay; continued family health coverage for up to 18 months after termination; all distributions and vesting rights under applicable retirement plans; right to exercise any vested or unvested stock options; and vesting of any unvested stock grants under the ROE Plan.

      The executives agreed not to compete against us or any successor company for a period of one year after termination anywhere within a radius of 30 miles from our headquarters at 305 Roseberry Street, Phillipsburg, New Jersey or within 10 miles of any of our branches. The executives agreed not to solicit for employment any of our employees for a period of one year after a termination and to keep confidential all of our proprietary and trade secrets.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive compensation for the officers of Vista and its subsidiary banks is primarily determined by the Executive Committee of Vista's Board of Directors. Salaries and bonuses for the executive officers are reviewed annually. All executive compensation is paid by the respective subsidiary bank to the applicable executive.

Compensation Philosophy

Vista's executive compensation philosophy is designed to attract, retain, and motivate highly qualified executives in line with three central themes: alignment, accountability, and attraction.

      o     Alignment with the long-term interests of our stockholders;

      o Accountability for results by linking the executive's compensation to Vista's financial performance and individual performance; and

      o     Attraction, motivation and retention of key executives.

The Executive Committee annually conducts a full review of the performance of Vista and its executives in determining compensation levels. For 2000, the Executive Committee considered various qualitative and quantitative indicators of Vista and individual performance in determining the level of compensation for Vista's Chief Executive Officer and its other executive officers. The review included an evaluation of Vista's performance both on a short- and long-term basis. This review included an analysis of quantitative measures, such as growth in earnings, earnings per share, and Return on Equity. The Executive Committee considered also qualitative measures such as leadership, experience, strategic direction, community representation and social responsibility. The Executive Committee has been sensitive to management's maintaining a balance between actions that foster long-term value creation and short-term performance. In addition, the Executive Committee evaluates total executive compensation in light of the operational and financial performance and compensation practices of the commercial banking industry in the Mid-Atlantic region.

Components of Executive Compensation

Base Salary

Base salaries are reviewed each year and generally adjusted relative to individual performance and competitive salaries with the commercial banking industry in the Mid-Atlantic region. Actual salaries will continue to be set according to the scope of the responsibilities of each executive officer's position.

1998 Stock Compensation Plan

The Compensation Committee made no grants under this plan in 2000. Information on these grants is set forth in the chart "Aggregated Option Exercises in 1999 and Year-End Option Values." The Compensation Committee believes that these stock options align the interests of the executives with those of the stockholders by encouraging management to focus on total stockholder return and providing them an opportunity to share more directly in the creation of Vista value.

             Submitted By The Members Of The Compensation Committee

  Harold J. Curry     Dale F. Falcinelli      Barry L. Hajdu   J. Marshall Wolff
 Richard A. Cline    James T. Finegan, Jr.    Mark A. Reda

                     AGGREGATED OPTION EXERCISES IN 2000 AND
                             YEAR-END OPTION VALUES
                          (AS OF DECEMBER 31, 2000)(1)

=============================================================================================
                                                                   Value of in-the-Money
               Shares                  Number of Unexercised      Unexercised Options at
              Acquired                  Options at Year-End             Year-End (2)
                 on        Value     -------------------------------------------------------
              Exercise    Realized   Exercisable   Unexercisable  Exercisable  Unexercisable
    Name       (#)(e)       ($)          (#)            (#)          ($)          ($)
=============================================================================================
Barbara          -0-        -0-         16,371         5,457        22,593       7,531
Harding
--------------------------------------------------------------------------------------------
David L.         -0-        -0-         9,095          3,032        12,551       4,184
Hensley
--------------------------------------------------------------------------------------------
Marc S.
Winkler          -0-        -0-         9,095          3,032        12,551       4,184
--------------------------------------------------------------------------------------------
William F.       -0-        -0-         9,095          3,032        12,551       4,184
Keefe
=============================================================================================

(1) All numbers in the table have been adjusted to reflect a 10% stock dividend in 1998 and a 5% stock dividend in 1999 and 2000.

(2)   Closing price of Vista common stock on December 31, 2000 was $17.25.

                          ESTIMATED RETIREMENT BENEFITS

Vista maintains a defined benefit pension plan covering all employees. Benefits under the plan are based on a "Cash Balance" type formula under which hypothetical accounts are maintained for each employee. The initial amount of this account was the actuarial present value of pension benefits earned under a prior formula. In subsequent years, this hypothetical account is increased by an annual addition based on the employee's salary and by interest. At retirement, the amount in this hypothetical account will be converted to the actuarially equivalent monthly income.

Estimated annual benefits payable upon retirement at normal retirement age (age
65) for each named executive are as follows:

                  Barbara Harding         $143,564
                  David L. Hensley        $ 77,499
                  Marc S. Winkler         $134,913
                  William F. Keefe        $121,503

These estimates are based on the assumption that base salaries will increase at an annual rate of 5% and assumes that no bonuses will be paid after 2000; the Social Security Taxable Wage Base will increase 5% per year; the federal limit on maximum compensation will grow at a ratio of 3% per year; and the maximum limit on plan benefits will increase such that it will not limit benefits for these employees.

Vista has also a 401(k) retirement savings plan. Under the 401(k) retirement savings plan, employee contributions are partially matched by Vista. Such matching becomes vested proportionally over five years of credited service.

                    FIVE-YEAR TOTAL RETURN PERFORMANCE GRAPH

The following graph and table compare the cumulative total stockholder return on Vista's Common Stock during the five-year period ending on December 31, 2000, with (i) the cumulative total return on the SNL Securities Corporate Performance Index(1) for-publicly-traded banks with total assets between $500 million and $1 billion in the Middle Atlantic area, and (2), (ii) the cumulative total return for all United States stocks traded on the NASDAQ Stock Market. The comparison assumes the value of the investment in Vista Common Stock and each index was $100 on December 31, 1995, and assumes further the reinvestment of dividends into the applicable securities. The stockholder return shown on the graph and table below is not necessarily indicative of future performance.

                              [PERFORMANCE GRAPH]

     [The following was depicted as a line chart in the printed material.]

                                             Period Ending
                        --------------------------------------------------------
Index                    12/31/95  12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
--------------------------------------------------------------------------------
Vista Bancorp, Inc.       100.00    112.92   159.68   194.52   166.93   186.43
NASDAQ - Total US         100.00    123.04   150.69   212.51   394.92   237.62
SNL $500M-$1B Bank
Index                     100.00    125.01   203.22   199.81   184.96   177.04

----------
(1) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

                             AUDIT COMMITTEE REPORT

The Audit Committee is made up of the following directors: J. Marshall Wolff (Chairman), Dale F. Falcinelli, H. Clay McEldowney, Mark A. Reda and Richard J. Shiroff (through March 12, 2001). For more background information on these directors, see "Board of Directors." The Audit Committee operates pursuant to a charter approved and adopted by the Board on October 5, 2000. A copy of the charter is included as Exhibit A to this Proxy Statement. In accordance with the charter, all of the members of the

Audit Committee are independent and financially literate and at least one member of the Audit Committee has accounting or related financial management expertise.

The Audit Committee, on behalf of the Board, oversees Vista's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements and the footnotes to these statements in Vista's fiscal year 2000 Annual Report to Shareholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Vista's outside auditors are responsible for expressing an opinion on the conformity of Vista's audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the outside auditors their judgments as to the quality, not just the acceptability, of Vista's accounting principles and such other matters as are required to be discussed by the Audit Committee with Vista's outside auditors under generally accepted auditing standards. Vista's outside auditors have expressed the opinion that Vista's audited financial statements conform to generally accepted accounting principles.

The Audit Committee discussed with the outside auditors the outside auditors' independence from management and Vista, and received the written disclosures concerning the outside auditors' independence required by the Independence Standards Board to be made by the outside auditors to Vista.

Over the past year, the Audit Committee discussed with Vista's internal and outside auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and outside auditors to discuss the results of their examinations, their evaluations of Vista's internal controls and the overall quality of Vista's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of McGladrey & Pullen, LLP, certified public accountants, to serve as Vista's outside auditors for the year ending December 31, 2001.

Submitted By The Members Of The Audit Committee

J. Marshall Wolff, Chairman
Dale F. Falcinelli
H. Clay McEldowney
Mark A. Reda
Richard J. Shiroff

                              INDEPENDENT AUDITORS

PROPOSAL TO APPROVE THE APPOINTMENT OF MCGLADREY & PULLEN, LLP
                              Item 2 on Proxy Card

McGladrey & Pullen, LLP, Certified Public Accountants, have audited the consolidated financial statements of Vista and its subsidiaries for many years, and the Board of Directors has appointed them for 2000. From time to time McGladrey & Pullen, LLP also performs consulting work for Vista. The firm has no other relationship with Vista or any of its subsidiaries except the existing professional relationship as Certified Public Accountants. The Audit Committee and the Board of Directors believe that McGladrey & Pullen, LLP long-term knowledge of Vista and its subsidiaries is valuable to Vista. Representatives of McGladrey & Pullen, LLP have direct access to members of the Audit Committee and periodically attend their meetings.

A representative of McGladrey & Pullen, LLP will attend the meeting and will have the opportunity to make a statement if he desires to do so. This representative will also be available to respond to appropriate questions.

Required Vote

The proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting.

The Board of Directors recommends that you vote FOR approval of the appointment of McGladrey & Pullen, LLP. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise.

Audit Fees

In 2000, McGladrey & Pullen, LLP billed Vista $106,800 for services rendered for the audit of Vista's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in Vista's reports on SEC Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

Financial Information Systems Design and Implementation Fees

      McGladrey & Pullen, LLP did not, during 2000, directly or indirectly, operate, or supervise the operation of, Vista's information system or manage Vista's local area network. Also, McGladrey & Pullen, LLP did not, during 2000, design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to Vista's financial statements taken as a whole. Accordingly, McGladrey & Pullen, LLP did not, in 2000, bill Vista for any of these services.

All Other Fees

      McGladrey & Pullen, LLP also billed, in 2000, Vista $19,800 for other services rendered. These services represented audits of employee benefit plans and directors examinations. McGladrey & Pullen, LLP did not use part-time, non-permanent employees to perform any of these services

      The Audit Committee considered whether the provision of the services rendered above was compatible with maintaining the independence of McGladrey & Pullen, LLP as the independent outside auditors. The Audit Committee concluded that the independence of such firm was maintained.

                                OTHER INFORMATION

THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU VOTE.

         TRANSACTIONS INVOLVING VISTA'S DIRECTORS AND EXECUTIVE OFFICERS

Vista encourages its directors and executive officers to have banking and financial transactions with its bank subsidiaries. All of these transactions are made on comparable terms and with similar interest rates as those prevailing for other customers.

The total consolidated loans made by Vista at December 31, 2000, to its directors and officers as a group, members of their immediate families and companies in which they have a 10% or more ownership interest was $5.6 million or 10.4% of Vista's total consolidated capital accounts. During 2000, advances and repayments on these loans were $11.5 million and $12.4 million respectively. These loans did not involve more than the normal risk of collectibility nor did they present other unfavorable features.

                                LEGAL PROCEEDINGS

On February 26, 2001, Lawrence B. Seidman and Seidman and Associates, LLC (collectively "Seidman") applied to the New Jersey Chancery Court for a temporary restraining order enjoining enforcement of amended Section 204 of Vista's Bylaws. The Court issued a letter opinion, dated March 12, 2001, and an order, dated March 13, 2001, which ruled in favor of Vista by denying Seidman's request for a temporary restraining order. On appeal, the

Appellate Division affirmed the lower court's decision in favor of Vista to deny Seidman's request by order dated March 16, 2001. Vista will vigorously continue to contest this legal action and defend its right to amend Section 204 as it did. It is the opinion of Vista's legal counsel that this legal action will have no material affect on Vista's financial condition or income.

Vista and Vista Bank are not parties to any legal proceedings that could have any significant effect upon Vista's financial condition or income. In addition, Vista and Vista Bank are not parties to any legal proceedings under federal and state environmental laws.

                              CHANGES IN THE BYLAWS

On February 15, 2001, the Board of Directors amended Sections 202, relating to nomination of directors, and 204, relating to eligibility to be a director and mandatory retirement of directors, of Vista's Bylaws. These amendments were in response to a request from Lawrence B. Seidman to be nominated by the Vista Board of Directors as a Class C director. Our directors considered Mr. Seidman's qualifications and background and decided that it would not be appropriate for Mr. Seidman, who was the subject of a cease and desist order and fine by the Office of Thrift Supervision, to serve on the Board of Directors of a company that owns and manages a federally-insured depository institution. In accordance with Section 802 of Vista's Bylaws, the text of the amended Sections 202 and 204 are included as Exhibit B to this Proxy Statement.

                              OTHER PROPOSED ACTION

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

          STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2002 ANNUAL MEETING

Stockholder proposals for the 2002 Annual meeting must be received by November 26, 2001, to be considered for inclusion in Vista's 2001 Proxy Statement. Stockholder proposals for the 2001 Annual Meeting for which the proponents do not desire them to be included in Vista's 2001 Proxy Statement must be received by February 10, 2002. Such proposals should be addressed to the Secretary. Under Vista's Bylaws, notice of any stockholder nomination for director must be given by mail or by personal delivery to the Secretary no later than 60 days in advance of the meeting. Stockholders wishing to make nominations should contact the Secretary as to information required to be supplied in such notice.

                        ADDITIONAL INFORMATION AVAILABLE

Vista files an Annual Report on Form 10-K with the SEC. Stockholders may obtain a paper copy of this report (without exhibits), without charge, by writing to Jill A. Pursell, Vice President and Secretary, Vista Bancorp, Inc., 305 Roseberry Street, P.O. Box 5360, Phillipsburg, New Jersey 08865; Telephone:
(908) 859-9559.

By order of the Board of Directors


Jill A. Pursell
Vice President and Secretary

Phillipsburg, New Jersey
March __, 2001

                                    EXHIBIT A

                              Vista Bancorp., Inc.

                             Audit Committee Charter

      The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Vista Bancorp, Inc. ("Vista"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

      The Committee will be comprised of five directors as determined by the Board. The members of the Committee will be "independent" as that term is defined under the listing rules of the National Association of Securities Dealers, Inc. through its wholly-owned subsidiary, The Nasdaq Stock Market, Inc. ("Nasdaq"). One of the members of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

      The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will confirm and assure the independence of the independent accountants and the objectivity of the personnel handling the internal audit. The Committee will make regular reports to the Board concerning its activities.

      Each member of the Committee shall be able to read and understand fundamental financial statements, including Vista's balance sheet, income statement and cash flow statement. The Corporate Auditor and the independent accountants shall provide, as they deem necessary or advisable, each member of the Committee with articles, handbooks and summaries of compliance and financial statement presentation rules and regulations pertaining to Vista's financial statements and compliance requirements, in order for each member of the Committee to understand developing trends, concerns and issues, as well as current rules and regulations.

AUTHORITY

      The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of Vista. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

      The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate. All meetings are to be scheduled and coordinated by the Corporate Auditor.

ATTENDANCE

      Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

      In carrying out its oversight responsibilities, the Committee will:

      1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee Requirements.

      2. Review with Vista's management, internal audit and independent accountants Vista's accounting and financial reporting controls. Coordinate audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

      3. Review with Vista's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by Vista in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of Vista's accounting principles used in financial reporting.

      4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

      5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope of nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

      6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and Vista as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

      7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and Vista management of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

      8. Inquire of management, the independent accountants and the Corporate Auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to Vista.

      9. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

            - The annual financial statements and related footnotes and financial information to be included in Vista's annual report to shareholders and on Form 10-K.

            - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

            - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on Vista's financial statements.

            - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards
                  (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of Vista's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

      If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in Vista's annual report on Form 10-K.

      10. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Vista's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

      11. Discuss with the independent accountants the quality of Vista's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to Vista's needs.

      12. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have for the improvement of internal controls or specific areas, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

      13. Recommend to the Board the selection, retention or termination of Vista's independent accountants.

      14. Review the appointment and replacement of the senior internal audit officer.

      15. Review with management, internal audit and the independent accountants the methods used to establish and monitor Vista's policies with respect to Vista's code of conduct and unethical or illegal activities by Vista employees that may have a material impact on the financial statements.

      16. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from Vista's legal counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

      17. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                                    EXHIBIT B

                               VISTA BANCORP, INC.
                              Amendments to Bylaws
                            Adopted February 15, 2001

                                Bylaws Amendments

(Revised) Section 202. Nomination for Directors. Nominations for directors to be elected at an annual meeting of shareholders, except those made by the Board of Directors of the Corporation, must be submitted to the Secretary of the Corporation in writing not later than the close of business on the sixtieth
(60th) day immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by the notifying shareholder and each nominee; and (d) a certification, under oath before a notary public, by each nominee that he or she meets the eligibility requirements to be a director set forth in Section 204 of these Bylaws. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the presiding officer of the meeting, and upon his or her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

(Revised) Section 204. Eligibility and Mandatory Retirement.

      (a) No person shall be eligible to be elected or appointed as a director, if he or she has attained the age of 72 years on or prior to the date of his or her election or appointment. Any director of this Corporation who attains the age of 72 years shall cease to be a director (without any action on his or her part or by the Board of Directors) at the close of business on the day prior to the date of the next shareholders' meeting at which directors are to be elected regardless of whether or not his or her term as a director would otherwise expire at such shareholders' meeting.

      (b) The Board of Directors may designate any director of the Corporation who has attained the age of 65 years as a director emeritus upon receipt of a written resignation from such director. A director emeritus may attend meetings of the Board of Directors, but shall have no authority to vote. The Board of Directors may fix a fee to be paid a director emeritus for attendance at meetings of the Board of Directors and agree to reimburse such director emeritus for any expenses incurred in the performance of any duties assigned to him or her by the Board of Directors.

      (c) A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal or by a court to have (A) breached a fiduciary duty involving personal profit or (B) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (4) has been nominated by a person who would be disqualified from serving as a director of this Corporation under Subsection 204(c)(1), (2) or (3).

                                PRELIMINARY PROXY
          [COMPANY LOGO]       VISTA BANCORP, INC.
                                      PROXY
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 26, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               VISTA BANCORP, INC.

      The undersigned hereby constitutes and appoints Sally Rissmiller and Judith Mindock and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Vista Bancorp, Inc. ("Vista") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Vista to be held at the Farley Education Center, Warren Hospital, 185 Roseberry Street, Phillipsburg, New Jersey 08865, on Thursday, April 26, 2001, at 9:30 a.m., local time, and at any adjournment or postponement thereof as follows:

1.    Election of Class C directors.

      |_|   FOR all nominees listed below       |_|    WITHHOLD AUTHORITY to
            (except as marked to the contrary          vote for all nominees
            below)                                     listed below

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
            WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     Nominees: Richard A. Cline, James T. Finegan, Jr. and David L. Hensley

     ---------------------------------------------------------------------------

2. Ratification of the selection of McGladrey & Pullen LLP, Certified Public Accountants, as the auditors of Vista for the year ending December 31, 2001.

          |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

          THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
          DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR RATIFICATION OF THE SELECTION OF AUDITORS.

                                        Dated ____________________________, 2001


                                        ________________________________________

                                        ________________________________________
                                                  Signature(s)

                                        |_|  PLEASE CHECK HERE IF YOU PLAN TO
                                             ATTEND THE ANNUAL MEETING.

THIS PROXY MUST BE DATED, SIGNED BY THE STOCKHOLDER AND RETURNED PROMPTLY TO VISTA IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.